UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2026, Flowserve Corporation (the “Company”) announced that Amy B. Schwetz tendered her resignation as Senior Vice President, Chief Financial Officer and interim Chief Accounting Officer in order to accept a position at another publicly traded company. Ms. Schwetz will continue in her current role until her departure on September 30, 2026. Her decision to resign is not related to any financial or accounting issue or any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company also announced that it has appointed Brian Ezzell as the Company’s Senior Vice President, Chief Financial Officer and interim Chief Accounting Officer, effective October 1, 2026. In this role, Mr. Ezzell, 44, will serve as the Company’s principal financial officer and principal accounting officer. Mr. Ezzell has served as the Company’s Vice President, Financial Planning & Analysis (FP&A), Treasurer, and Investor Relations since October 2024. Prior to that, Mr. Ezzell was the Vice President, Enterprise FP&A, including finance responsibility for the global supply chain at Kimberly-Clark Corp. from April 2020 to September 2024. Prior to that, Mr. Ezzell served in various roles of increasing responsibility at Fossil Group, Inc., including an international assignment and culminating in his role as Vice President, Global FP&A, Americas Region CFO, and Investor Relations. Mr. Ezzell began his career with PricewaterhouseCoopers. Mr. Ezzell is a Certified Public Accountant and holds a Bachelor of Business Administration and Masters of Accountancy from Abilene Christian University.

In this role with the Company, Mr. Ezzell will receive an annual base salary of $625,000. He will be eligible for a cash award under the Company’s annual incentive plan with a target award of 75% of base salary, and he will participate in the Company’s long-term incentive program with a target annual award of $1,600,000 commencing in 2027. In addition, Mr. Ezzell will be granted a one-time award consisting of restricted stock units with a value of $200,000 as of the grant date, which will vest ratably over a three-year period, and performance rights with a value of $200,000 as of the grant date, which vest based on the achievement of certain performance factors during a three-year performance cycle. Mr. Ezzell will also receive retirement, health and welfare and other benefits and will participate in plans generally available to other executive officers of the Company. Further details concerning the Company’s executive compensation program are described in the Company’s definitive proxy statement dated April 2, 2026, under the heading “Executive Compensation”.

Mr. Ezzell has no family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Ezzell that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of the press release issued by the Company announcing Mr. Ezzell’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the departure of Ms. Schwetz and the appointment of Mr. Ezzell as Senior Vice President, Chief Financial Officer and interim Chief Accounting Officer. The press release is furnished as Exhibit 99.1 hereto. The press release also indicated no expected change to the Company’s previously announced full-year guidance for fiscal year 2026.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: September 14, 2026	By:	/S/ SUSAN C. HUDSON
Susan C. Hudson
Senior Vice President, Chief Legal Officer and Corporate Secretary